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To the Board of Trustees and shareholders of the Jennison 20/20 Focus Fund

We consent to the use of our report dated March 18, 2004 with the respect to the Jennison 20/20 Focus Fund, formerly the Prudential 20/20 Focus Fund, incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" and "Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

New York, New York
March 29, 2004